ARTICLES OF AMENDMENT TO THE
                ARTICLES OF INCORPORATION OF AVONDALE INDUSTRIES, INC.

                    Avondale Industries, Inc., a Louisiana corporation (the "Corporation"), by and through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify that:

                    1. By a unanimous consent of the Corporation's Board of Directors dated May 20, 1993, the Board of Directors, adopted amendments to Article III of the Articles of Incorporation (the "Articles of Amendment") pursuant to Section 33A of the Business Corporation Law of Louisiana (the "LBCL") and Article III of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), establishing the Series A Cumulative Convertible Preferred Stock and Series B Cumulative Preferred Stock.

                    2. The Corporation has not issued any shares of the Series A Cumulative Convertible Preferred Stock or the Series B Cumulative Preferred Stock, and no shares of either are outstanding.

                    3. By the unanimous written consent of the Board of Directors, the Board of Directors, pursuant to Section 33A of the LBCL and Article III of the Articles of Incorporation, the Board of Directors has resolved that the Article III of the Articles of Incorporation be amended to remove Sections D and E of Article III, in their entirety and to redesignate Paragraph F as Paragraph D.

               IN WITNESS WHEREOF, the undersigned  President and Secretary
          have  signed  these  Articles of Amendment on  the 21st   day  of
          December, 1995, at Avondale, Louisiana.

                                        AVONDALE INDUSTRIES, INC.


                                        By: /s/ Albert L. Bossier, Jr.
                                           ________________________________
                                           Albert L. Bossier, Jr.,
                                           President


                                        By: /s/ Thomas M. Kitchen
                                           ________________________________
                                           Thomas M. Kitchen,
                                           Secretary


                                   ACKNOWLEDGEMENT


          STATE OF LOUISIANA

          PARISH OF JEFFERSON


                    BEFORE ME, the undersigned authority, personally came and appeared Albert L. Bossier, Jr. and Thomas M. Kitchen, to me known to be the President and Secretary, respectively, of Avondale Industries Inc., a Louisiana corporation, and the persons who executed the foregoing Articles of Amendment in such capacities, and who, being duly sworn, acknowledged and declared in my presence and in the presence of the undersigned witnesses that they were authorized to and did execute the foregoing instrument in such capacities for the said Corporation as its and their free act and deed.

                    IN WITNESS WHEREOF, the appearers, witnesses and I have hereunto affixed our signatures on this 21st day of December, 1995.

          WITNESSES:


/s/Jackie H. Walker                          /s/ Albert L. Bossier, Jr.
________________________                     _____________________________
                                             Albert L. Bossier, Jr.,
                                             President


/s/Bruce L. Hicks                            /s/ Thomas M. Kitchen
________________________                     _____________________________
                                             Thomas M. Kitchen,
                                             Secretary


                             /s/Andy Blomkalns
                             ____________________________
                                    NOTARY PUBLIC